SECURITY AGREEMENT
                               ------------------



         AGREEMENT, dated as of June 28, 1996 between FOCUS ENHANCEMENTS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Debtor"), and FRED KASSNER (the "Secured Party").


                              W I T N E S S E T H:
                              --------------------

         In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


         1. Definitions. All terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Note and Warrant Subscription Agreement as amended and the Amended and Restated Term Line of Credit Note (collectively, the "Loan Agreement"), between the Debtor, on the one hand, and the Secured Party, on the other, providing for loans by the Secured Party to the Debtor in the principal amount of $1,500,000.00.

                  "Liabilities" shall mean all indebtedness and other liabilities and obligations, whether now existing or hereafter arising, of the Debtor to the Secured Party pursuant to the Loan Agreement including, without limitation, increases in the amounts of or refinancing of or other changes to the principal amount thereof and any other loans or other indebtedness that may be created by any amendment, supplement or other modification to, or restatement of, the Loan Agreement.


         2.       Grant of Security Interest.
                  --------------------------

                  (a) As security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Liabilities, Debtor hereby grants to the Secured Party a security interest in the Collateral, whether now owned or hereafter acquired by such Debtor.

                  (b) As used herein, the term "Collateral" shall mean with respect to each Debtor;

                       (1) All of the real and personal property of such Debtor;








                           (2) All  leases,  licenses,  permits  (to the  extent
                  permissible under applicable law) or similar agreements or interests (whether existing or holdover; whether arising out of written, oral or implied agreements and whether held in the name of such Debtor, any predecessor in interest to such Debtor or any subsidiary or other affiliate or other division of such Debtor or any such predecessor in interest) and all licenses, permits, or other authorizations of any federal, state, local or other governmental authority, and all extensions, renewals, amendments and modifications thereof;


                           (3)  All  equipment  in all of  its  forms,  wherever
                  located, now or hereafter existing, including, without limitation, all fixtures, leasehold improvements, tools, machinery, furniture, files, books, records and computer systems and programs and all parts thereof and all accessions thereto;


                           (4)  All  inventory  in all of  its  forms,  wherever
                  located, now or hereafter existing, including, without limitation, (a) goods in which such Debtor has an interest in mass or a joint or other interest or right of any kind and (b) goods which are returned to or repossessed by such Debtor, and all accessions thereto and products thereof and documents therefor;


                           (5) All accounts,  contract  rights,  chattel  paper,
                  instruments, general intangibles, documents and other obligations of any kind now or hereafter existing, arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights nor or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles, documents or obligations;


                           (6) All trade or service names,  trademarks,  service
                  marks,   logos,   and  all   patents,   patent   applications,
                  copyrights, licensing agreements and royalty payments;

                           (7) All documents, instruments, contract rights, chattel paper, general intangibles, bank accounts, monies, revenues, credits, claims, demands, goodwill and any claims or causes of action arising from or related to any transaction contemplated by any of the foregoing; and


                           (8) All proceeds (including,  without limitation, the
                  proceeds of all insurance contracts in respect thereof), additions and accessions of or to any and all of the Collateral described in this Section 2(b) and all substitutions and replacements therefor and, to the extent not otherwise included, (a) all payments under insurance (whether or not the Secured Party is the loss payee thereof) or as a result of any seizure or condemnation, or under any indemnity, warrant or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (b) all rights of such Debtor to receive monies due and to become due under, pursuant to or in connection with any of the foregoing Collateral, (c) all claims of such Debtor for losses or damages arising out of or related to, or for any breach of any agreements, covenants, representations or warranties or any default by any other Person under, any of the foregoing Collateral, and (d) the right of such Debtor to terminate any of the foregoing Collateral, to perform thereunder and to enforce and compel performance and otherwise exercise all rights and remedies thereunder, pursuant thereto or in connection therewith, including, without limitation, all rights to give and receive notices, reports, requests and consents, to make demands, to exercise discretion and to exercise all options and elections thereunder, pursuant thereto or in connection therewith.


         3.       Covenants of the Debtor.
                  ------------------------


                  (a) Upon request of the Secured Party, the Debtor will, upon reasonable notice, permit representatives of the Secured Party, during normal business hours, to inspect its properties included in the Collateral and to inspect and make abstracts from its books and records pertaining to the Collateral.

                  (b) All policies of insurance maintained by Debtor on or with respect to the Collateral shall, unless otherwise specified by the Secured Party, be written for the benefit of the Debtor and the Secured Party (as an additional named insured) as their interests may appear, and all such policies, or certificates evidencing the same, shall be furnished to the Secured Party. The Debtor will cause the carriers of its insurance to issue loss payee clauses in favor of the Secured Party with respect to such insurance and to cause such carriers to give not less than 30 days' prior notice to the Secured Party of the cancellation or non-renewal of any of such policies.


                  (c) Debtor will not, without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld:

                           (1) Permit any of the  Collateral  to be levied  upon
                  under legal process or to fall under any other lien, unless promptly discharged; or

                           (2) Cause,  directly  or  indirectly,  anything to be
                  done outside of the ordinary course of business of such Debtor which, or fail to take any action outside of the ordinary course of business of such Debtor which failure, may impair the value of the Collateral in any material respect (other than normal wear and tear) or the liens and security interests herein granted and/or intended to be granted hereby; or

                           (3) Sell, lease, transfer, assign (including by virtue of assignments by operation of law), mortgage, pledge or otherwise dispose of or encumber any of the Collateral except for dispositions or encumbrances in the ordinary course of business, or permit any party other than the Secured Party and parties holding liens permitted under (1) above to perfect any security interest in such Collateral.

                  (d) The Debtor will maintain its books and records only at the location specified in Section 6 hereof or at such other place within the United States of America as the Secured Party may agree in writing (which agreement shall not be unreasonably withheld), and will not change its name, or the name under which it conducts its business, or its addresses without giving the Secured Party 30 days' prior written notice thereof.


                  (e) If any Event of Default shall have occurred and shall be continuing, the Debtor will keep and stamp or otherwise mark any and all books and records relating to the Collateral in such manner as the Secured Party may reasonably require.


         4.       Further Assurances; etc.
                  -----------------------

                  (a) If any Event of Default shall have occurred and shall be continuing, Debtor will, from time to time and at its own expense, promptly execute, acknowledge, witness and deliver and file and/or record, or cause the execution, acknowledgement, witnessing and delivery and the filing and/or recordation of, such specific and further assignments of Collateral and such other documents or instruments, and shall take or cause to be taken such other actions, as the Secured Party may reasonably request for the perfection against such Debtor and all third parties whomsoever of the security interests created hereby in the Collateral or for the continuation and protection thereof, and promptly give to the Secured Party evidence satisfactory to the Secured Party of such action. Without limiting the generality of the foregoing, Debtor promptly upon the execution and delivery of this Agreement, and at any time or from time to time thereafter upon the request of the Secured Party, shall, at Debtor's expense, execute, acknowledge, witness and deliver such financing and continuation statements as the Secured Party may reasonably request for the purposes of perfecting, maintaining and protecting such security interests of the Secured Party, and shall cause this Agreement, any amendment or supplement hereto or thereto and each such financing and continuation statement, notice and additional security agreements to be filed or recorded in such manner and in such places as may be required by applicable law or as the Secured Party may reasonably request for such purpose.

                  Debtor hereby authorizes the Secured Party to effect any filing or recording which the Secured Party has requested pursuant to this
Section 4(a) without the signature of such Debtor, to the extent permitted by applicable law. Notwithstanding the foregoing provisions of this Section 4(a) or any of the other provisions of this Agreement, the Secured Party agrees that it shall not communicate with any account debtors or customers of Debtor in the exercise of the Secured Party's rights hereunder until the occurrence and during the continuance of an Event of Default.


                  (b) At any time and from time to time, upon the written request of the Secured Party, Debtor will, at Debtor's expense, promptly and duly execute, acknowledge, witness and deliver, or cause to be duly executed, acknowledged, witnessed and delivered, any and all such further instruments and documents, and take such further actions, as the Secured Party may reasonably request, to obtain for the Secured Party the full benefits of this Agreement and of the rights and powers herein and therein granted.


         5.       Actions by the Secured Party.
                  ----------------------------

                  (a) If any Event of Default shall have occurred and shall be continuing, the Secured Party shall have the power to exchange any of the Collateral for other property upon any reorganization, recapitalization or other readjustment and in connection therewith to deposit any of the Collateral with any committee or depository upon such terms as it may determine, all without notice and without liability (other than for gross negligence or willful misconduct), except to account for property actually received by the Secured Party.

                  (b) The Secured Party may, at any time and from time to time, at its option or at the request of the Secured Party, after having given notice of its intention to do so to the Debtor perform any act which is undertaken by Debtor to be performed by it hereunder but which it shall have failed to perform, and upon the giving of such notice the Secured Party may take any other action which the Secured Party may in its reasonable judgment deem necessary for the maintenance, preservation or protection of any of the Collateral or the security interests therein, and the Secured Party is hereby irrevocably appointed attorney-in-fact of the Debtor for this purpose. All moneys advanced by the Secured Party for account of Debtor in connection with any of the foregoing, together with interest thereon at the rate of interest set forth in the Loan Agreement from the date of such advance to the date of the repayment thereof, shall be repaid by the Debtor to the Secured Party, upon demand, and shall constitute additional Liabilities secured hereby. The making of any such advance by the Secured Party for account of Debtor shall not, however, relieve the Debtors of liability for any default hereunder until the full amount of all such moneys so advanced and such interest thereon shall have been repaid to the Secured Party and such default shall have otherwise been cured.


         6.       Debtor Representations.
                  ----------------------

                  Debtor represents and warrants to the Secured Party that its chief place of business is at the address set forth below its name on the signature pages hereof and that it conducts its business only under the name specified on the signature pages hereof.


         7.       Power Upon Default.
                  ------------------

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have all the rights and remedies of a secured party under the UCC, or other applicable law, including the power of sale upon notice, and all rights provided herein, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.

                  (b)      Without limiting the generality of the foregoing:


                           (1) Upon the occurrence and during the continuance of
                  any Event of Default, but subject always to any mandatory requirements of applicable law then in effect, the Secured Party may, at its option, do any one or more or all of the following acts, as the Secured Party in its sole and complete discretion may then elect and at such time or times as the Secured Party in its complete and sole discretion may determine:


                                    (a)  exercise all the rights and remedies in
                           foreclosure and otherwise granted to mortgagees and secured parties under the provisions of applicable law, including, without limitation, the UCC;


                                    (b)  institute  legal  proceedings  for  the
                           specific performance of any covenant or agreement herein undertaken by Debtor or for aid in the execution of any power or remedy herein granted;


                                    (c) institute legal proceedings to foreclose
                           upon and against any of the liens and security interests created hereby;


                                    (d)  institute  legal  proceedings  for  the
                           sale, under the judgment or decree of any court of competent jurisdiction, of any of the Collateral;


                                    (e)  institute  legal  proceedings  for  the
                           appointment of a receiver or receivers pending foreclosure hereunder or the sale of any of the Collateral under the order of a court of competent jurisdiction or under other legal process;

                                    (f)  personally,  or by agents or attorneys,
                           enter into and upon any premises wherein the Collateral or any part thereof may then be situated and take possession of all or any part thereof or render it unusable; and, without being responsible (except for gross negligence or willful misconduct) for loss or damage, hold, store and keep idle, or operate, lease or otherwise use or permit the use of the same or any part thereof for such time and upon such terms as the Secured Party in its complete and sole discretion may determine, and demand, collect and retain all hire, earnings and all other sums due and to become due in respect of the earnings arising from such use, if any, after charging against all receipts from the use of the same and from any subsequent sale thereof, by court proceedings or pursuant to subclause (g) of this Section 7(b)(1) all reasonable costs and expenses of, and damages or losses by reason of, such use and/or sale; or


                                    (g)  personally,  or by agents or attorneys,
                           enter upon and into any place wherein the same may then be located, and take possession of any part or all of the Collateral owned by Debtor, with or without process of law and without being responsible for loss or damage (except such as results from the Secured Party's gross negligence or willful misconduct), and sell or dispose of all or any part of the same, free from any and all claims of Debtor or any other party claiming by, through or under Debtor at law, in equity or otherwise, at one or more public or private sales, in such place or places, at such time or times, for cash or credit and upon such terms as the Secured Party may determine, with or without any previous demand or notice to either Debtor or advertisement and demand and any right or equity of redemption otherwise required by law are hereby waived by Debtor to the fullest extent permitted by applicable law. The power of sale hereunder shall not be exhausted by one or more sales, and the Secured Party may from time to time adjourn any sale to be made pursuant to this Section 7.

                           (2) If the Secured  Party shall demand  possession of
                  the Collateral or any part thereof pursuant hereto, Debtor will, at its own expense, forthwith cause the Collateral owned by Debtor or any part thereof designated by the Secured Party to be assembled and made available and/or delivered to the Secured Party at any place reasonably designated by the Secured Party.


                           (3) In the event that any  mandatory  requirement  of
                  applicable law shall obligate the Secured Party to give prior notice to Debtor of any of the foregoing acts, Debtor agrees that a notice sent to it in writing by certified U.S. mail, return receipt requested, at least five (or such longer period as may be required by applicable law) Business Days before the date of any such act, at its address specified beneath its signature hereto (or such other address as shall have been notified to the Secured Party in writing), shall be deemed to be reasonable notice of such act, and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.


                           (4) The Secured  Party shall apply the proceeds  from
                  the sale or other disposition of the Collateral pursuant to the provisions of this Section 7(b) and any other amounts held by it as Collateral hereunder in the following order:


                                    FIRST,  to  the  payment  of the  costs  and
                           expenses, if any (including, without limitation, reasonable attorneys' fees and expenses), incurred by the Secured Party in preserving its interests in the Collateral or in enforcing any remedies granted in or realizing against the security of, this Agreement or any disbursements by the Secured Party under Section 5 hereof;


                                    SECOND,  to the payment to the Secured Party
                           of accrued and unpaid interest due and payable under the Loan Agreement (whether at stated maturity, by acceleration or otherwise);


                                    THIRD,  to the payment to the Secured  Party
                           of the outstanding principal amount due and payable under the Loan Agreement (whether at stated maturity, by acceleration or otherwise);

                                    FOURTH,  to the payment to the Secured Party
                           of any and all other Liabilities due on the date of such application;


                                    FIFTH,  to the payment of any other  amounts
                           required  by  applicable  law   (including,   without
                           limitation, Section 9-504(1)(c) of the UCC); and


                                    SIXTH,  after the  payment in full of all of
                           the Liabilities (including those not due and payable at the time of the applications above), to the payment to the Debtors of any surplus then remaining from such proceeds or otherwise as a court of competent jurisdiction may direct.


                           (5) No sale or other  disposition  of all or any part
                  of the Collateral owned by Debtor by the Secured Party pursuant to this Section 7(b) shall be deemed to relieve Debtor of its obligations in respect of any Liabilities except to the extent the proceeds thereof are applied to the payment of such Liabilities.


         8. Subordination. The rights of the Secured Party pursuant to this Agreement shall be subject to the rights of Silicon Valley Bank ("SVB") under a certain Loan and Security Agreement, as amended, between SVB and the Debtor and shall be exercisable only to the extent that rights of SVB are not compromised thereby.


         9. Possession until Default. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, Debtor will have the right to the possession and enjoyment of the Collateral owned by it for the purpose of conducting the ordinary course of its business.

         10. Waiver by Debtor. To the fullest extent it may lawfully so agree, Debtor agrees that it will not at any time insist upon, claim, plead or take any benefit or advantage of any appraisement, valuation, stay, extension, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay or hinder the enforcement hereof or the absolute sale of any part of the Collateral or the possession thereof by any purchaser at any sale pursuant to Section 7(b) hereof; and Debtor, for itself and all who claim through it, so far as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws, and all right to have the Collateral owned by it marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety.

         Without limiting the generality of the foregoing, Debtor hereby: (i) authorizes the Secured Party, in its sole discretion and without notice to or demand upon it and without otherwise affecting its obligations hereunder or in respect of the Liabilities, from time to time to take and hold other collateral (in addition to the Collateral) for payment of any Liabilities or any part thereof and to accept and hold any endorsement or guarantee of payment of the Liabilities or any part thereof and to release or substitute any endorser or guarantor or any other party granting security for or in any way obligated upon the Liabilities or any part thereof and/or to modify or terminate the terms of subordination of any indebtedness subordinated to any of the Liabilities; and
(ii) waives and releases any and all right to require the Secured Party to collect any Liabilities from any specific item or items of Collateral, from any other party liable as guarantor or in any other manner in respect of any Liabilities or from any other collateral.


         11. Purchases by the Secured Party. At any sale pursuant to Section 7(b) hereof, the Secured Party may to the extent permitted by applicable law bid for and purchase the Collateral offered for sale, and, upon compliance in full with the terms of such sale, may hold, retain and dispose of such property without further accountability therefor to Debtor or any other party.


         12. No Representation, etc. Anything herein contained to the contrary notwithstanding, neither the Secured Party nor any of its nominees or assignees shall have any obligation or liability by reason of or arising out of this Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which it may be entitled at any time or times by virtue of this Agreement. The Secured Party makes no representations or warranties hereunder with respect to the Collateral or any part thereof, and the Secured Party shall not by virtue of this Agreement be chargeable with any obligations or liabilities of Debtor or any other party with respect thereto. The Secured Party (if it shall have acted in good faith and in a commercially reasonable manner) shall have no liability or obligation arising out of any claims with respect to the Collateral settled by the Secured Party.

         13. Remedies. Each right, power and remedy herein specifically granted to the Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or otherwise; and each right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised, at any time and from time to time as often and in such order as may be deemed expedient by the Secured Party in its sole and complete discretion; and the exercise or commencement of exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise, at the same time or thereafter, the same or any other right, power or remedy. No delay or omission by the Secured Party in exercising any such right or power, or in pursuing any such remedy, shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of either Debtor or an acquiescence therein. No waiver by the Secured Party of any breach or default of or by either Debtor hereunder shall be deemed to be a waiver of any other or similar, previous or subsequent, breach or default.

         14. Notices. All notices and other communications provided for herein shall be by telex, fax, telegraph, cable or in writing and telexed, faxed, telegraphed, cabled, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered to the intended recipient at the telephone number or "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other telephone number or address as shall be designated by such party in a notice to the other parties. All notices and other communications hereunder shall be effective or deemed delivered or furnished (i) if given by mail on the third Business Day after such communication is deposited in the mail addressed as above provided, (ii) if given by telex or fax, when such communication is transmitted to the appropriate number determined as above provided in this Section 14 and the appropriate answerback is received or receipt is otherwise acknowledged, and (iii) if given by telegraph or cable delivered to the telegraph or cable office, in each case addressed as aforesaid.

         15. Amendments, etc. This Agreement may not be amended or modified except by written agreement of the Debtor and the Secured Party, and no consent or waiver hereunder shall be valid unless in writing and signed by the person or persons giving such consent or waiver.


         16. Term. This Security Agreement shall continue in full force and effect until all of the Liabilities have been fully and indefeasibly paid in full, whereupon this Security Agreement and the lien granted herein shall terminate.


         17. Entire Agreement. This Security Agreement replaces the Security Agreement (the "Old Security Agreement") dated October 18, 1994 by and among the Debtor, Secured Party and SVB. The Old Security Agreement shall be of no further force and effect.


         18. Miscellaneous.


                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns; provided that Debtor may not assign its rights or obligations hereunder without the prior written consent of the Secured Party.


                  (b) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.


                  (c) This agreement will be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, provided that as to collateral located in any jurisdiction other than Massachusetts, the Secured Party shall have all the rights to which a secured party under the laws of such jurisdiction is entitled.


                  (d) The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              FOCUS ENHANCEMENTS, INC.


                                              By: /s/ T. L. Massie
                                                 ------------------------------
                                                  Thomas L. Massie, President

                                                    - Address for Notices -

                                                  800 West Cummings Park
                                                  Suite 4500
                                                  Woburn, Massachusetts  01801

                                                     with copies to:

                                                  John A. Piccione, Esq.
                                                  Epstein Becker & Green, P.C.
                                                  75 State Street
                                                  Boston, Massachusetts  02109
                                                  Telephone No.:  617-342-4000
                                                  Telecopier No.:  617-342-4001


                                                  /s/ Fred Kassner
                                                 ------------------------------
                                                 Fred Kassner

                                                     - Address for Notices -

                                                  69 Spring Street
                                                  Ramsey, New Jersey  07446
                                                  Telephone No.:  201-934-3500
                                                  Telecopier No.:  201-934-3617

                                                        with copies to:

                                                  Susan G. Kaufman, Esq.
                                                  69 Spring Street
                                                  Ramsey, New Jersey  07446
                                                  Telephone No.:  201-934-3626
                                                  Telecopies No.:  201-934-3617